 Exhibits 10.1

U.S./Mexico/Argentina employee version

APTARGROUP, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(PERFORMANCE-BASED VESTING FORM)

AptarGroup, Inc., a Delaware corporation (the “Company”), hereby grants the participant (the “Employee”) as of [_____] (the “Grant Date”), pursuant to Section 6(d) of the AptarGroup, Inc. 2018 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.

Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Employee accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company  (or electronically accepting this Agreement within the Employee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2.	Performance Period and Vesting.

2.1 Performance-Based Vesting Conditions.  Subject to the remainder of this Section 2, the shares of Common Stock shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the performance goals set forth in the Award Notice over the performance period set forth in the Award Notice (the “Performance Period”), provided that that the Employee remains in continuous employment with the Company through the end of the Performance Period (the “Vesting Date”).  Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the settlement of the Award.

2.2 Termination of Employment.

(i) Termination of Employment by Reason of Death or Disability.  If, prior to the Vesting Date, the Employee’s employment is terminated by the Company by reason of death or Disability, the Employee or the Employee’s beneficiary, as the case may be, shall be entitled to a prorated payment equal to the target number of shares of Common Stock subject to this Award multiplied by a fraction, the numerator of which shall equal the number of days such Employee was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period.  The portion of the Award that does not become vested pursuant to this clause (i) shall be immediately forfeited.

(ii) Termination of Employment by Reason of Retirement.  If, prior to the Vesting Date, the Employee’s employment is terminated by reason of Retirement, the Employee or the Employee’s beneficiary, as the case may be, shall be entitled to a prorated payment.  Such prorated payment shall be determined in accordance with the Award Notice at the end of the Performance Period based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of days such Employee was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period.  The portion of the Award that does not become vested pursuant to this clause (i) shall be immediately forfeited.

(iii) Termination of Employment for any Other Reason. If, prior to the Vesting Date, an Employee’s employment with the Company is terminated for any reason other than as set forth in Section 2.2(i) and 2.2(ii),  such Employee’s Award shall be immediately forfeited.

(iv) Change in Control.  In the event of a Change in Control prior to the Vesting Date, the Performance Period shall end as of the date on which the Change in Control is consummated (the “Change in Control Performance Period”) and the Employee shall be eligible to receive an Award determined in accordance with the Award Notice based on actual performance during the Change in Control Performance Period;  provided,  however, if the Change in Control occurs after the date on which an Employee’s employment is terminated by reason of Retirement, pursuant to Section 2.2(ii), the Employee shall be eligible to receive an Award determined in accordance with the Award Notice based on actual performance during the Change in Control Performance Period and prorated in accordance with Section 2.2(ii) based on the number of days such Employee was employed with the Company during the Performance Period.  In the event of a Change in Control prior to the Vesting Date and after the date on which the Employee’s employment with the Company terminated where the Award shall already have been forfeited pursuant to Section 2.2(i) and Section 2.2(iii), as applicable, the Employee shall not be eligible for any payment (or, in the case of Section 2.2(i), any further payment) with respect to the Award.

(v) If at any time prior to the earliest to occur of (i) the end of the Performance Period and (ii) the date which is one year after the effective date of the Employee's termination of employment for any reason other than death, the Employee:

(1)

directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) engages in any type of or accepts employment with or renders services to any Competing Entity or takes any action inconsistent with the fiduciary relationship of an employee to the employee's employer; provided, that, following a termination of employment, the Employee may accept employment with a Competing Entity, the businesses of which are diversified, and which with respect to one or more of its businesses considered separately is not a Competing Entity, provided, that the Company, prior to the Employee's accepting such employment, shall receive written assurances satisfactory to the Company from such Competing Entity and from the Employee that the Employee will not render services directly or indirectly in connection with any Competing Product or be employed in a position where the Employee could use or disclose confidential information of the Company or an Affiliate or of any customer or client of the Company or an Affiliate in connection with the Employee's employment responsibilities to the benefit of a Competing Entity; or

(2)

directly or indirectly induces or attempts to induce any employee, agent or customer of the Company or any Affiliate to terminate such employment, agency or business relationship, or take any action or engage in any conduct which would interfere with the employment relationship between the Company and any of its employees; or

(3)

directly or indirectly, for the Employee or any Competing Entity, sells or offers for sale, or assists in any way in the sale of, Competing Products to any customer or client of the Company or any Affiliate, upon which the Employee has called or which the Employee has supervised while an employee of the Company or an Affiliate; or

(4)

directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company or an Affiliate, including but not limited to (x) violations of Company policies, including the Company's insider trading and confidentiality policies and (y) disclosure or misuse of any confidential information or trade secrets of the Company or an Affiliate, then the Award shall be automatically forfeited and cancelled by the Company on the date the Employee engages in such activity. If, at the time of enforcement of this Section 2.2(v), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Notwithstanding the foregoing and any other language in this Agreement, this Agreement does not supersede or preclude the enforceability of any restrictive covenant provision contained in any prior agreement entered into by Employee.  Further, no prior restrictive covenant supersedes or precludes the enforceability of any provision contained in this Agreement.

(vi) The Employee may be released from the Employee's obligations under Section 2.2(v) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.

(vi) Definitions. For purposes of this Agreement, the following terms shall be defined as follows:
(1)

“Cause” shall mean (i) the commission of a felony involving moral turpitude, (ii) the commission of a fraud, (iii) the commission of any material act involving dishonesty with respect to the Company or any of its subsidiaries or affiliates, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, (v) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee’s duties, (vi) breach of any restrictive covenant provision or agreement with the Company or (vii) any breach by the Employee of any written agreement with the Company or any of its subsidiaries or affiliates which is material and which is not cured within 30 days following written notice thereof to the Employee by the Company.

(1)

“Competing Entity” shall mean any business entity, regardless of its form (e.g. corporations, partnerships, sole proprietorships, trusts and joint ventures), which is engaged in, or is about to become engaged in, research or development, production, marketing or selling of any Competing Product anywhere worldwide which the Company or its Affiliates is engaged in business.

(1)

“Competing Product” shall mean any product, technology or process of any person or organization other than the Company, in existence or under development, which is of the same type or intended for the same use as, or which competes or is potentially competitive with, a product, technology or process of the Company.

(1)

“Disability” shall mean that the Employee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, is receiving income replacement benefits for a period of not less than six (6) months under an accident and health plan covering employees of the Employee’s employer.

(1)

“Retirement”  shall mean termination of employment, other than for Cause, either (i) at or after age 55 after a minimum of (a) ten (10) years of employment with the Company, or (b) ten (10) years of employment with the Company after applying five (5) years of credit for previous work experience in accordance with Company policy or (ii) at or after age 65.  For purposes of determining whether Employee has satisfied the service requirement for Retirement, employment with an entity or business acquired by the Company shall be deemed to be employment with the Company.

3.

Conversion of Restricted Stock Units and Issuance of Shares.  Upon the vesting of all or any portion of the Award in accordance with Section 2 hereof, one share of Common Stock shall be issuable for each restricted stock unit that vests on such date, subject to the terms and provisions of the Plan and this Agreement.  Thereafter, the Company will transfer such shares to the Employee upon satisfaction of any required tax withholding obligations.  No fractional shares shall be issued under this Agreement.

4.

Rights as a Stockholder.  The Employee shall not be entitled to any privileges of ownership (including any voting rights or rights with respect to dividends paid on the Common Stock) with respect to any of the shares of Common Stock issuable under the Award unless and until, and only to the extent, the Award is settled by the issuance of such shares to the Employee.

5.	Additional Terms and Conditions of Award.

5.1 Nontransferability of Award.  During the Performance Period, the restricted stock units subject to the Award and not then vested may not be transferred by the Employee other than by will, the laws of descent and distribution or pursuant to Section 7(a) of the Plan on a beneficiary designation form approved by the Company.  Except as permitted by the foregoing, during the Performance Period, the restricted stock units subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such restricted stock units shall be null and void.

5.2 Withholding Taxes.  (a)  As a condition precedent to the delivery to the Employee of any of the shares of Common Stock subject to the Award, the Employee shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Employee to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.  If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

(b)Under the terms of this Agreement, the Employee’s obligations to pay the Required Tax Payments shall be satisfied by the Company withholding whole shares of Common Stock which would otherwise be issued or transferred to the Employee having an aggregate Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; provided,  however, the Employee may notify the Company prior to the Tax Date that the Employee has elected, in lieu of the Company withholding shares of Common Stock, to satisfy his or her obligation to advance the Required Tax Payments by (i) a check or cash payment to the Company, (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iii) except as may be prohibited by applicable law, a cash payment by a broker whom the Company has selected for this purpose and to whom the Employee has authorized to sell any shares acquired upon the vesting of the Award to meet the Required Tax Payments; or (iv) any combination of share withholding and (i), (ii) and (iii).  Shares to be delivered to the Company or withheld may not have a Market Value in excess of the minimum amount of the Required Tax Payments (or such greater withholding amount to the extent permitted by applicable withholding rules and accounting rules without resulting in variable accounting treatment).  Any fraction of a share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Employee.

5.3 Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting of the restricted stock units or the delivery of the shares hereunder, the shares of Common  Stock subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

5.4 Issuance of Shares.  As soon as practicable after the applicable Vesting Date or, if applicable, the date of the Participant’s termination of employment due to death or Disability or the end of the Change in Control Performance Period (but no later than the March 15th occurring immediately after the Vesting Date, the date of the Participant’s termination of employment due to death or Disability or the end of the Change in Control Performance Period, as applicable), the Company shall issue or cause to be issued in the Employee’s name (or such other name as is acceptable to the Company and designated in writing by the Employee) the vested shares of Common Stock.  Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company (or, alternatively at the discretion of the Company, a certificate or certificates may be registered in the Employee’s name).  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.2.

5.5 Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any Affiliate of the Company.

5.6 Decisions of Board or Committee.  The Board of Directors of the Company or the Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.7 Company to Reserve Shares.  The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Common Stock, shares of Common Stock equal to the full number of unvested restricted stock units subject to the Award from time to time.

5.8 Agreement Subject to the Plan; Section 409A of the Code.  This Agreement is subject to the provisions of the Plan (including the adjustment provision set forth in Section 7(b) thereof) and shall be interpreted in accordance therewith.  The Employee hereby acknowledges receipt of a copy of the Plan.  This Program and the Awards granted hereunder are intended to be exempt from Section 409A of the Code as short-term deferrals pursuant to U.S., Treasury Regulation §1.409A-1(b)(4), and shall be interpreted and construed accordingly. Each payment hereunder shall be considered a separate payment for purposes of Section 409A of the Code. The Company reserves the right to amend this Agreement to the extent it determines in its sole discretion such amendment is necessary or appropriate to comply with applicable law, including but not limited to Section 409A of the Code.  Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due to any failure to comply with Section 409A of the Code.

6.

No Interference. Nothing in this Agreement prohibits the Employee from filing a charge with, or reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Equal Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Employee does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures. In addition, this Agreement does not limit the Employee's right to receive an award for information provided to any government agencies. Furthermore, nothing in this Agreement shall limit the Employee's ability (i) to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

7.	Clawback of Proceeds and Setoff.

7.1 Clawback of Proceeds.  This Award is subject to the clawback provisions in Section 7(j) of the Plan. In addition, if the Employee violates Section 2.2(v) of this Agreement, then any and all Award Proceeds (as hereinafter defined) attributable to the settlement of any portion of the Award within the 24-month period immediately preceding or any time after the date of the Employee’s termination of employment or service with the Company shall be immediately due and payable by the Employee to the Company. For purposes of this Section, “Proceeds” shall mean the Market Value of a share of Common Stock on the date such portion of the Award was settled, multiplied by the number of shares of Common Stock issued to the Employee pursuant to the settlement of such portion of the Award. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Employee in respect of a breach by the Employee of any duty or obligation to the Company.

7.2 Right of Setoff. The Employee agrees that by accepting the Award the Employee authorizes the Company and its affiliates to deduct, to the extent permitted by applicable law, any amount or amounts owed by the Employee pursuant to this Section 7 from any amounts payable by or on behalf of the Company or any affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay, bonus or the vesting or settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

8.	Miscellaneous Provisions.
8.1 Meaning of Certain Terms. As used herein, employment by the Company shall include employment by an Affiliate of the Company.

8.2 Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement or the Plan.

8.3 Notices.  All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt.  The notice, request or other communication shall be deemed to be received, in the case of actual delivery, on the date of its actual receipt by the party entitled thereto, in the case of mailing, on the tenth calendar day following the date of such mailing, and in the case of telecopy, on the date of confirmation of receipt; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

8.4 Governing Law.  This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

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